Exhibit 10.1

                              EMPLOYMENT AGREEMENT


     THIS EMPLOYMENT AGREEMENT (this "Agreement") is made and entered into as of the 12th day of October, 2005 and shall be deemed to have been effective on the 26th day of September, 2005 (the "Effective Date") by and between Barry Raeburn, an individual residing at Philadelphia, Pennsylvania (the "Executive"), and Harbin Electric Inc., a Nevada corporation (the "Company").

                                    RECITALS

     The Company desires to employ the Executive and the Executive agrees to serve in the employ of the Company, all on the terms and conditions hereinafter provided.

     NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, and other good and valuable consideration, the receipt and sufficiency of which the parties hereby acknowledge the parties hereby agree as follows:

ARTICLE I
                                   EMPLOYMENT

     1.1 Employment. The Company hereby employs the Executive and the Executive hereby accepts employment by the Company upon the terms and conditions contained in this Agreement.

     1.2 Office and Duties. The Executive shall serve the Company as Executive Vice President of Finance and Corporate Development ("EVP") of the Company. Subject to the direction of the Board of Directors (or equivalent body) of the Company (the "Board"), the Executive, in his capacity as EVP, shall oversee global investor relations outside of mainland PRC, capital formation and market integration, and other general corporate development activities. He shall perform all functions necessary to establish a U.S. operation, including setting up an initial office based in the North America.

     1.3 Commitment. Throughout the term of this Agreement, the Executive shall diligently and faithfully devote his full-time efforts to the performance of his duties hereunder in a manner that will further the business and interests of the Company. Except for the Executive's prior contracted duties with Dutton Research LLC and as otherwise expressly set forth in this Section 1.3, for so long as the Executive remains employed by the Company hereunder, the Executive may not engage in any other business for his own account or accept employment from or serve on the boards of directors of, or hold any other offices or positions in, other companies or organizations without the prior written approval of the Board; provided, however, that the Executive may make passive equity investments in other companies or organizations subject to the terms of Section 2.1 and the Executive may engage in charitable, civic or community activities that do not interfere with his duties to the Company.

     1.4 Term. The term of this Agreement shall commence on the Effective Date and shall continue for a period of 36 months until 25th day of September, 2008 (the "Initial Term Date"), unless earlier terminated in accordance with Section
1.6. Thereafter, the term of this Agreement shall automatically extend for additional 36 month periods (each, a "Subsequent Term") unless (i) terminated in accordance with Section 1.6, or (ii) the Company notifies the Executive in writing of non-renewal at least 60 days prior to the end


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     of such Term (as defined below). In the event that the Company continues to employ the Executive after the Initial Term Date, the Executive shall continue to be employed upon the same terms and conditions as are contained in this Agreement, except that any such employment shall be terminable by either party "at will." The period of time between the commencement and termination of this Agreement is referred to herein as the "Term."

     1.5 Compensation.

        (a) Salary. The Company shall pay the Executive as compensation a base salary of not less than $80,000 per year during the Term (the "Base Salary"), or such greater (but not lesser) amount as shall be approved from time to time by the Board (the "Salary"). The Executive shall be entitled to annual increases for cost of living adjustment of no less than 5 % . The Salary for each year shall be paid by the Company in accordance with the regular payroll practices of the Company, but not less frequently than monthly.

        (b) Restricted Stock Grant and Option Grant. Upon commencement of employment hereunder, the Executive shall be granted options (the "Options") to purchase 250,000 shares of the Company's common stock (the "Common Stock") at an exercise price $3.93, the closing price on September 23, 2005. One-fifth (1/5) of the Options (50,000 shares) shall vest immediately. The remaining Options shall vest over a 3-year period, with 13.33 % (33,333 shares) vesting on the 180th day of the Effective Date and the balance vesting thereafter on a semi-annual basis, proportionately over the course of the following three (3) years.

        (c) Other Benefits and Perquisites. Effective as of the date hereof, and for the remainder of the Term, the Executive and his dependent family members shall be entitled to participate in any major medical health plan (including dental family coverage) (the "Health Plan") that the Company offers at the Company's expense and the Executive shall be entitled to participate in and receive such additional benefits, if any, under any plan or arrangement made available from time to time by the Company to other senior management executives at an equivalent or higher position to that of the Executive on a basis consistent with the terms, conditions and overall administration of any such plan or arrangement. The Company and the Executive have further agreed that, until the Company has enrolled the Executive and his dependent family members in the Health Plan, the Company will reimburse the Executive $600.00 per month, in addition to the amounts payable to the Executive under Sections 1.5(a) and 1.5(b) hereof, to offset the cost of the Executive purchasing his own Health Plan. During the Term, the Company, in addition to the amounts payable to the Executive under Sections 1.5(a) and 1.5(b) hereof, shall provide the Executive with personal disability insurance policy and D&O insurance coverage.

        (d) Vacations and Sick Leave. Effective as of the date hereof, and for the remainder of the Term, the Executive shall be entitled to the maximum number of paid absence and leave days ("PAL Days") permitted under the Company's PAL policy in effect from time to time (but not less than four weeks vacation). Such PAL Days shall be administered pursuant to the regular policies of the Company. PAL Days that are not used by the Executive in any calendar year will not be carried forward except as expressly provided by the PAL Day policy of the Company. The Executive shall not be entitled to any payment or other compensation for any unused PAL Days as of the end of any calendar year or at the end of the Term.

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        (e) Payment and  Reimbursement  of  Expenses.  Effective  as of the date hereof, and for the remainder of the Term, the Company shall pay or reimburse the Executive for all reasonable travel, entertainment and other out-of-pocket expenses incurred by the Executive in performing his obligations under this Agreement, consistent with past practices; provided, that, the Executive
properly   accounts   therefore  in  accordance  with  the  Company's   expenses
reimbursement policies.

     1.6 Termination.

        (a) Death. If the Executive dies during the Term of this Agreement, the Executive's employment hereunder shall terminate upon his death and all obligations of the Company hereunder shall terminate on such date, except that the Executive's estate or his designated beneficiary shall be entitled to payment of any unpaid accrued Base Salary through the date of his death.

        (b) Disability. If the Company delivers to the Executive a notice of the termination of this Agreement due to the disability (as hereinafter defined) of the Executive, all obligations of the Company hereunder shall terminate, except that Executive shall be entitled to payment of any unpaid accrued Base Salary through the date of termination. For purposes of this section, Executive shall be deemed "disabled" if he shall be unable to perform a significant and substantial part of his duties and responsibilities in connection with the conduct of the business and affairs of the Company and such inability lasts for
(i) a period of at least one hundred twenty (120) consecutive days, or (ii) periods aggregating at least one hundred eighty (180) days during any three hundred sixty five (365) consecutive days, by reason of his physical or mental disability, whether by reason of injury, illness or similar cause.

        (c) Termination for Cause. The Company may at any time during the Term, terminate this Agreement and discharge the Executive for Cause, whereupon the Company's obligation to pay compensation or other amounts payable hereunder to or for the benefit of the Executive shall terminate on the date of such discharge. Such termination may be made by the Company without prior notice, except for terminations made pursuant to clauses (i), (ii) and (v) below, in which instances the Executive shall be given a reasonable opportunity to cure the breach. As used herein the term "Cause" shall mean: (i) a willful and material breach by Executive of the terms of this Agreement, (ii) willful violation of specific and lawful written direction from the Board of Directors of the Company; provided such direction is not inconsistent with the Executive's duties and responsibilities the Executive is holding at the time of the directive; (iii) fraud, embezzlement or other material dishonesty by the Executive with respect to the Company or any of its Affiliates; (iv) conviction of the Executive of a felony by a federal or state court of competent jurisdiction; and (v) the Executive's willful failure to perform (other than by reason of disability), or gross negligence in the performance of his duties. The obligations of the Executive under the restrictive covenants set forth in Sections 2.1 through 2.5 shall continue notwithstanding termination of the Executive's employment pursuant to this Section 1.6(c).

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

        (d) Termination Without Cause. If the Company terminates this Agreement without Cause by providing written notice to the Executive, the Company shall pay the Executive, upon termination, the amount required pursuant to Section
1.7. The obligations of the Executive under the restrictive covenants set forth in Sections 2.1 through 2.5 shall continue notwithstanding termination of the Executive's employment pursuant to this Section 1.6(d).

     1.7 Severance. In the event that Executive's employment hereunder shall be terminated by the Company without Cause (as defined in Section 1.6(c) hereof) at any time, the Executive shall be entitled to receive from the Company, in addition to any Base Salary earned to the date of termination, and a severance amount equal three (3) times the Executive's current Base Salary in effect on the date of termination and the immediate vesting of any unvested Options (together, the "Severance"). The Severance shall be paid in monthly increments during the year following such termination. In the event of such termination, the amounts due hereunder shall be payable without offset or defense or any obligation of the Executive to mitigate damages.

                                   ARTICLE II
                              RESTRICTIVE COVENANTS

     2.1 Non-Competition. The Executive agrees that at all times while he is employed by the Company and, regardless of the reason for termination of his employment or this Agreement, for a period of two (2) years thereafter (the "Restrictive Period"), unless the Executive is not paid all amounts due to him under this Agreement, he will not, as a principal, agent, employee, employer, consultant, stockholder, investor, director or co-partner of any person, firm, corporation or business entity other than the Company, or in any individual or representative capacity whatsoever, directly or indirectly, without the express prior written consent of the Company:

        (a) engage or participate in any business which competes with the Company, which business is the manufacturing, marketing, and sale of motor equipments;

        (b) aid or counsel any other person, firm, corporation or business entity to do any of the above;

        (c) become employed by a firm, corporation, partnership or joint venture which competes with the business of the Company; or

        (d) approach, solicit business from, or otherwise do business or deal with any customer of the Company in connection with any product or service competitive to any provided by the Company.

     2.2 Non-solicitation of Employees. During the Term, the Restriction Period, the Executive shall not in any manner, directly or indirectly, as an individual on his own account or as an independent contractor, consultant, partner or joint venturer, or as an employee, representative or agent of another Person, or as an officer, director, owner or shareholder of such other Person, or otherwise (a) solicit, induce or encourage or attempt to solicit, induce or encourage, any employee of the Company to leave the Company, (b) hire any employee of the Company or (c) otherwise interfere with the Company's employment relationship with any employee. The word "employee" in this Section 2.2 means any person who is or was employed by the Company or any of its affiliates at the time of, or within 180 days prior to, such solicitation, inducement, encouragement, hiring or interference.

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

     2.3 Non-interference with Contract. During the Term and, unless the Company terminates the Executive without Cause, the Restriction Period, other than in connection with, for the benefit of, or in furtherance of the Company's business, the Executive shall not in any manner, directly or indirectly, as an individual on his own account or as an independent contractor, consultant, partner or joint venturer, or as an employee, representative or agent of another Person, or as an officer, director, owner or shareholder of such other Person, or otherwise, solicit, encourage or induce, or attempt to solicit, encourage or induce, any vendor, supplier or other third party with whom the Company is doing business or has a contract as of the Date of Termination, to terminate such vendor's, supplier's or other third party's business relationship or contract with the Company.

     2.4 Confidentiality. The Executive recognizes that, by virtue of the Executive's employment with the Company, the Executive will have access to Confidential Information (as defined below) relating to the Company's business. The Executive agrees that such Confidential Information is a valuable asset, and if it were to be known or used by others engaged in a similar business, it would be harmful and detrimental to the Company's interests. Accordingly, except as may be required or appropriate for the performance of the Executive's duties in the normal course of business, or unless specifically authorized in writing by the Board, the Executive shall not use or disclose, either during or after the Term, any Confidential Information, except for any Confidential Information required to be disclosed by law or to comply with a request by a court or governmental authority (pursuant to a subpoena or otherwise), but only if the Executive promptly notifies the Company of the required or requested disclosure so the Company may seek a protective order to prevent disclosure of such Confidential Information.

     For purposes of this Agreement, "Confidential Information" shall mean any and all information relating to the business, finances, customers, clients and operations of the Company, whether obtained by or furnished to the Executive before or after the date hereof, and regardless of the manner in which it is obtained or furnished. Confidential Information does not include, however, information which: (a) is or becomes generally available to the public other than as a result of an impermissible disclosure by the Executive; (b) was known by or made available on a non-confidential basis to the Executive prior to his employment with the Company, or (c) becomes available to the Executive on a non-confidential basis from a Person other than the Executive who is not known by the Executive to be bound by a confidentiality agreement with or other obligation of secrecy to the Company.

     2.5 Breach of Restrictive Covenants. The period of time during which the Executive is prohibited from engaging in business practices pursuant to the restrictive covenants set forth in Sections 2.1 through 2.3 shall be extended by the length of time during which the Executive is in breach of any such covenant.

     2.6 Condition Precedent. So long as the Company is in compliance with its obligations under Section 1.7, the restrictive covenants set forth in Sections
2.1 through 2.5 are essential elements of this Agreement and enforceable by the Company, and, but for the Executive's agreement to comply with such covenants, the Company would not have entered into this Agreement. Such covenants are for


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

the benefit of the Company and may be enforced by the Company and by any Person succeeding to the business of the Company pursuant to a merger or purchase of all or substantially all the assets or outstanding voting stock of the Company. Except as otherwise provided in the first sentence of this Section 2.6, such covenants by the Executive shall be construed as agreements independent of any other provision contained in this Agreement, and the existence of any claim or cause of action of the Executive against the Company, whether predicated on this Agreement or otherwise, shall not constitute a defense to the enforcement by the Company of such covenants.

     2.7 Injunctive Relief. The Executive acknowledges that the services to be rendered by Employee under this Agreement are extraordinary and unique and are vital to the success of the Company, and that damages at law shall be an insufficient remedy in the event that the Executive violates or threatens to violate any of the terms of Sections 2.1 through 2.5, and the Company shall be entitled, upon application to a court of competent jurisdiction, to seek injunctive relief (including temporary restraining orders) to enforce any or all of the provisions of said sections, without being required to show any actual damage or to post an injunction bond or other security. The foregoing injunctive relief shall be in addition to any other rights and remedies available under applicable laws.

                                   ARTICLE III
                                  MISCELLANEOUS

     3.1 Notices. All notices, requests, demands and other communications required or permitted under this Agreement and the transactions contemplated herein shall be in writing or electronically and shall be deemed to have been duly sent, given, made and received when personally delivered, or when sent by confirmed telecopy or other electronic means or one business day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt, addressed as set forth below:

If to the Executive:
Barry Raeburn
124 Picket Post Lane
Phoenixville, PA 19460

Fax:
Phone:   215.543.6362
Email: barrry.raeburn@comcast.com


If to the Company:

Tian Fu Yang
c/o Harbin Electric, Inc.

Fax:       86.451.86116769
Phone:     86.451.86116757
Email:   manager@tech-full.com


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With a copy to:
Robert M. Smith
Reed Smith LLP
Two Embarcadero Center
Suite 2000
San Francisco, CA 94111

Fax:     (415) 391-8269
Phone:   (415) 659-5955
Email:   rsmith@reedsmith.com

     Any party may alter the address to which communications or copies are to be sent by giving notice of such change of address in conformity with the provisions of this section for the giving of notice, which shall be effective only upon receipt.


     3.2 Severability. The provisions of this Agreement are independent of and severable from each other, and no provision shall be affected or rendered invalid or unenforceable by virtue of the fact that for any reason any other or others of them may be invalid or unenforceable in whole or in part. If any provision of this Agreement is held to be unenforceable for any reason, it shall be adjusted rather than voided, if possible, in order to achieve the intent of the parties to the extent possible.

     3.3 Entire Agreement; Amendment. This Agreement contains the entire understanding between the parties hereto with respect to the subject matter hereof and supersedes all prior and contemporaneous agreements and understandings, inducements or conditions, express or implied, oral or written, except as herein contained. This Agreement may not be modified or amended other than by an agreement in writing executed by the parties hereto.

     3.4 Waiver. Neither the failure nor any delay on the part of either party to exercise any right, remedy, power or privilege under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, power or privilege preclude any other or further exercise of the same or of any other right, remedy power or privilege, nor shall any waiver of any right, remedy, power or privilege with respect to any occurrence be construed as a waiver of such right, remedy, power or privilege with respect to any other occurrence.

     3.5 Interpretation. The parties hereto acknowledge and agree that (i) each party and each party's counsel have reviewed and negotiated the terms and provisions of this Agreement and have contributed to its revision, (ii) the rule of construction to the effect that any ambiguities are resolved against the drafting party shall not be employed in the interpretation of this Agreement, and (iii) the terms and provisions of this Agreement shall be construed fairly as to all parties hereto and not in favor of or against any party regardless of which party was generally responsible for the preparation of this Agreement.

     3.6 Headings. The headings of paragraphs herein are included solely for convenience of reference and shall not control the meaning or interpretation of any of the provisions of this Agreement.


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     3.7  Governing  Law. This  Agreement  shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to its principles of conflict of laws.

     3.8  Survival.  The  covenants  and  agreements of the parties set forth in
Sections 1.6 and 1.7 and, Article II are of a continuing nature and shall survive the expiration, termination or cancellation of this Agreement, regardless of the reason therefore and in a manner consistent with the applicable section.

     3.9 Binding Effect. This Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective heirs, personal representatives, successors and assigns, including any direct or indirect successor by purchase, merger, consolidation or otherwise to all or substantially all of the activities or assets of the Company. The Company shall require and cause any successor (whether direct or indirect by purchase, merger, consolidation or otherwise) to all or substantially all, of the business or assets of the Company, by written agreement in form and substance satisfactory to the Executive, expressly to assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform if no such succession had taken place; provided, however, that any such succession or assignment shall not relieve the Company from its continuing responsibility and liability for the complete payment and performance of all obligations owed to the Executive under this Agreement.

     3.10 Forum Selection. Any litigation based hereon or arising out of, under or in connection with this Agreement, may be brought and maintained non-exclusively in the courts of the State of New York or in the United States District Court for the District of New York.

     3.11 Counterparts. This Agreement may be executed in counterparts and multiple originals, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument.



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     IN WITNESS WHEREOF, the Company has caused this AGREEMENT to be executed by its duly authorized representative, and the Executive has signed this Agreement, all as of the day and year first above written.


         HARBIN ELECTRIC INC.

         By: /s/ Tianfu Yang
         --------------------
         Title:  CEO&Chairman



         EXECUTIVE


         /s/ Barry L. Raeburn
         ----------------------
         Barry L. Raeburn